                              BALDWIN & LYONS, INC.

                             FORM 10-Q/A, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                  THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                     SEPTEMBER 30                            SEPTEMBER 30
                                          -----------------------------------    --------------------------------------
                                                2005               2004                2005                 2004
                                          -----------------    --------------    ------------------    ----------------
                                           (As Restated,                           (As Restated,
                                          See Notes 3 and                         See Notes 3 and
                                                 4)                                     4)
BASIC:
   Average number of shares
      outstanding                               14,764,317        14,640,781            14,738,937          14,622,936
                                          =================    ==============    ==================    ================

      Net income                                $4,651,400        $3,460,428           $24,196,750         $23,223,608
                                          =================    ==============    ==================    ================

      Per share amount                                $.32              $.24                $ 1.64              $ 1.59
                                          =================    ==============    ==================    ================


DILUTED:
   Average number of shares
      outstanding                               14,764,317        14,640,781            14,738,937          14,622,936
   Dilutive stock options--based on
      treasury stock method using
      average market price                         108,854           143,941               114,934             172,475
                                          -----------------    --------------    ------------------    ----------------

      Totals                                    14,873,171        14,784,722            14,853,871          14,795,411
                                          =================    ==============    ==================    ================

      Net income                                $4,651,400        $3,460,428           $24,196,750         $23,223,608
                                          =================    ==============    ==================    ================

      Per share amount                                $.31              $.23                $ 1.63              $ 1.57
                                          =================    ==============    ==================    ================

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